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                                                                   EXHIBIT 4.5.1
================================================================================


                          CHESAPEAKE ENERGY CORPORATION

                                       and

                     the Subsidiary Guarantors named herein

                    ----------------------------------------

                            9% SENIOR NOTES DUE 2012

                    ----------------------------------------

                               -------------------


                          FIRST SUPPLEMENTAL INDENTURE


                          DATED AS OF February 14, 2003

                               -------------------



                              THE BANK OF NEW YORK

                                   as Trustee

                               -------------------




================================================================================

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         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of February 14, 2003, is among Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), each of the parties identified under the caption "Subsidiary Guarantors" on the signature page hereto (the "Subsidiary Guarantors") and The Bank of New York, as Trustee.

                                    RECITALS

         WHEREAS, the Company, the Subsidiary Guarantors a party thereto and the Trustee entered into an Indenture, dated as of August 12, 2002 (the "Indenture"), pursuant to which the Company has originally issued $250,000,000 in principal amount of 9% Senior Notes due 2012 (the "Notes"); and

         WHEREAS, Section 9.01(3) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Holder to reflect the addition of any Subsidiary Guarantor, as provided for in the Indenture; and

         WHEREAS, the Board of Directors of the Company has designated Chesapeake ORC, L.L.C. as a Restricted Subsidiary of the Company and desires to add such entity as a Subsidiary Guarantor under the Indenture; and

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this First Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                    ARTICLE 1

         Section 1.01. This First Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

         Section 1.02. This First Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.



First Supplemental Indenture (9%)

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                                    ARTICLE 2

         From this date, in accordance with Section 10.03 and by executing this First Supplemental Indenture, Chesapeake ORC, L.L.C., an Oklahoma limited liability company, is subject to the provisions of the Indenture as a Subsidiary Guarantor to the extent provided for in Article Ten thereunder.

                                    ARTICLE 3

         Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture. This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         Section 3.03. The Company hereby notifies the Trustee that Chesapeake ORC, L.L.C. has been designated by the Board of Directors of the Company as a Restricted Subsidiary (as that term is defined in the Indenture).

         Section 3.04. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS FIRST SUPPLEMENTAL INDENTURE.

         Section 3.05. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

                          [NEXT PAGE IS SIGNATURE PAGE]



First Supplemental Indenture (9%)

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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, all as of the date first written above.

                                       COMPANY:

                                       CHESAPEAKE ENERGY CORPORATION

                                       By /s/ Aubrey K. McClendon
                                         ------------------------
                                       Name: Aubrey K. McClendon
                                             -------------------
                                       Title: Chief Executive Officer
                                              -----------------------


                                       SUBSIDIARY GUARANTORS:

                                       CHESAPEAKE BETA CORP.
                                       CHESAPEAKE DELTA CORP.
                                       CHESAPEAKE ENERGY LOUISIANA
                                       CORPORATION
                                       CHESAPEAKE OPERATING, INC.
                                       NOMAC DRILLING CORPORATION
                                       CARMEN ACQUISITION, L.L.C.
                                       CHESAPEAKE ACQUISITION, L.L.C.
                                       CHESAPEAKE ENO ACQUISITION, L.L.C.
                                       CHESAPEAKE FOCUS, L.L.C.
                                       CHESAPEAKE KNAN ACQUISITION, L.L.C.
                                       CHESAPEAKE MOUNTAIN FRONT, L.L.C.
                                       CHESAPEAKE ORC, L.L.C.
                                       CHESAPEAKE ROYALTY, L.L.C.
                                       GOTHIC ENERGY, L.L.C.
                                       GOTHIC PRODUCTION, L.L.C.
                                       SAP ACQUISITION, L.L.C.
                                       THE AMES COMPANY, L.L.C.


                                       By /s/ Aubrey K. McClendon
                                         ------------------------
                                       Name: Aubrey K. McClendon
                                             -------------------
                                       Title: Chief Executive Officer
                                              -----------------------











                                       CHESAPEAKE EXPLORATION LIMITED
                                       PARTNERSHIP

First Supplemental Indenture (9%)

                                       -4-

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                                    CHESAPEAKE LOUISIANA, L.P.
                                    CHESAPEAKE PANHANDLE LIMITED
                                    PARTNERSHIP
                                    CHESAPEAKE-STAGHORN ACQUISITION L.P.
                                    CHESAPEAKE SIGMA, L.P.

                                    By:   Chesapeake Operating, Inc. as
                                          general partner of each representative
                                          entity

                                    By /s/ Aubrey K. McClendon
                                      ------------------------
                                    Name: Aubrey K. McClendon
                                          -------------------
                                    Title: Chief Executive Officer
                                           -----------------------


                                    TRUSTEE:

                                    THE BANK OF NEW YORK, as Trustee


                                    By /s/ Louis P. Young
                                      -------------------
                                    Name: Louis P. Young
                                         ---------------
                                    Title: Vice President
                                          ---------------



First Supplemental Indenture (9%)

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